Exhibit 99.1

Libbey Inc.
300 Madison Ave
P.O. Box 10060
Toledo, OH 43699
NEWS RELEASE
AT THE COMPANY:
Kenneth Boerger
VP/Treasurer
(419) 325-2279
FOR IMMEDIATE RELEASE
THURSDAY, JULY 29, 2010
LIBBEY INC. ANNOUNCES STRONG SECOND QUARTER 2010 RESULTS
•	Second Quarter Net Sales of $203.0 Million, an Increase of 3.7 Percent Compared to $195.8 Million in the Prior-Year Quarter

•	Libbey Mexico Sales Increase 29.2 Percent

•	Sales to U.S. and Canadian Retail Customers Increase 13.5 Percent

•	International Sales Increase 6.8 Percent (13.4 percent excluding the impact of currency)

•	Income From Operations of $23.2 Million in the Second Quarter of 2010 Compared to Income From Operations of $11.5 Million in the Prior-Year Quarter

•	Net Income of $0.47 Per Diluted Share in the Second Quarter Compared to $0.18 Per Diluted Share in the Prior-Year Quarter

•	Adjusted EBITDA of $37.3 Million in the Second Quarter of 2010 Compared to $25.2 Million in the Second Quarter of 2009; Best Quarterly Performance in Company History

•	Best Second Quarter Free Cash Flow Performance in Company History
TOLEDO, OHIO, JULY 29, 2010—Libbey Inc. (NYSE Amex: LBY) announced today that sales for the second quarter of 2010 were $203.0 million, compared to $195.8 million in the second quarter of 2009, an improvement of 3.7 percent. Libbey reported net income of $9.6 million, or $0.47 per diluted share, for the second quarter ended June 30, 2010, compared to net income of $2.7 million, or $0.18 per diluted share, in the prior-year quarter. Excluding special items of $1.9 million in expense, Libbey had net income of $11.5 million (see Table 1) and diluted earnings per share of $0.56 for the second quarter of 2010. The special items in the second quarter of 2010 included a write-down of certain after-processing equipment within the Company’s International segment.

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Second Quarter Results
For the quarter-ended June 30, 2010, sales were $203.0 million, compared to $195.8 million in the year-ago quarter. Sales in the North American Glass segment were $146.4 million, an increase of 6.3 percent, compared to $137.7 million in the second quarter of 2009 (see Table 5). Primary contributors to the increased sales included a 29.2 percent increase in sales of Crisa products and a 13.5 percent increase in sales to U.S. and Canadian retail customers, compared to the prior-year quarter. Sales to U.S. and Canadian foodservice glassware customers decreased approximately 3.4 percent, as restaurant traffic continues to fluctuate from week to week. North American Other sales were $23.2 million, compared to $24.3 million in the prior-year quarter, as sales of Syracuse China products were off 22.1 percent, primarily due to the closure of the Syracuse China facility during the second quarter of 2009 and the decision to reduce the Syracuse China product offering. Sales of Traex products were lower by 3.1 percent versus the prior year. These decreases were partially offset by sales to World Tableware customers, which increased 5.2 percent during the quarter. International segment sales increased 6.8 percent (sales growth, excluding the impact of currency, was 13.4 percent during the quarter) to $36.9 million, compared to $34.5 million in the year-ago quarter. The increase in International sales was led by a 13.8 percent increase in sales to Royal Leerdam customers, an increase of 13.6 percent in sales at Libbey China and a 3.3 percent sales growth at Crisal in Portugal.
The Company reported income from operations of $23.2 million during the quarter, compared to income from operations of $11.5 million in the year-ago quarter. Income from operations, excluding special items (see Table 1), was $25.1 million in the second quarter of 2010, compared to $12.0 million during the second quarter of 2009. Factors contributing to the income from operations improvement (both including and excluding special items) were higher sales and higher capacity utilization, partially offset by higher selling, general and administrative expenses.
Libbey reported earnings before interest and taxes (EBIT) of $24.8 million, compared to income before interest and taxes of $14.2 million in the year-ago quarter. The improved EBIT was primarily a result of the increase in income from operations discussed above. EBIT, excluding special items (see Table 1), was $26.7 million in the second quarter of 2010, compared to $14.7 million during the second quarter of 2009. Adjusted EBIT (see Table 5) was $23.5 million for North American Glass, compared to adjusted EBIT of $11.9 million in the year-ago quarter. North American Other reported adjusted EBIT for the second quarter of 2010 of $4.7 million, compared to $3.7 million in the year-ago quarter. The International segment reported an adjusted EBIT loss of $1.5 million, compared to an adjusted EBIT loss of $0.9 million in the second quarter of 2009.
Libbey reported that Adjusted EBITDA (see Table 3) was an all-time record for any quarter in Company history at $37.3 million for the second quarter of 2010, compared to $25.2 million in the second quarter of 2009.

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Interest expense decreased by $5.7 million to $11.8 million, compared to $17.5 million in the year-ago period, as a result of lower debt levels and the impact of the debt refinancing completed in February 2010.
The effective tax rate was 26.7 percent for the second quarter of 2010, compared to 181.1 percent in the second quarter of 2009. The effective tax rate was influenced by valuation allowances, changes in the mix of earnings with differing statutory rates and changes in accruals related to uncertain tax positions.
Libbey reported net income of $9.6 million, or $0.47 per diluted share, for the second quarter ended June 30, 2010, compared to net income of $2.7 million, or $0.18 per diluted share, in the prior year quarter. Excluding special items of $1.9 million, Libbey had net income of $11.5 million (see Table 1) and diluted earnings per share of $0.56 for the second quarter of 2010. The special items in the second quarter of 2010 included a write-down of certain after-processing equipment within the Company’s International segment.
Six-Month Results
For the six months ended June 30, 2010, sales increased 6.6 percent to $376.9 million from $353.7 million in the year-ago period. North American Glass sales increased 8.3 percent to $267.0 million (see Table 5) from $246.5 million in the year-ago period. The increased sales were attributable to an approximate 30.5 percent increase in Crisa’s sales and a solid 13.2 percent increase in sales to U.S. and Canadian retail customers. The Company reported an all-time record U.S. and Canadian retail sales performance during the first six months of 2010. Partially offsetting these increases in sales were lower sales to U.S. and Canadian foodservice customers, which decreased by 3.9 percent during the first six months of the year. North American Other sales decreased 6.6 percent as sales of Syracuse China decreased 28.0 percent and Traex sales were 4.3 percent lower than the first six months of 2009. Partially offsetting these decreases was an increase in World Tableware sales of 6.5 percent. International sales increased 15.4 percent as a result of 30.1 percent higher sales at Libbey China for the first half of 2010, compared to the first six months of 2009. In addition, sales of Royal Leerdam increased 18.4 percent and Crisal sales increased 9.3 percent. Excluding the currency impact, International sales increased approximately 16.3 percent.
The special items in the first six months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments.
The Company reported income from operations of $34.0 million during the first six months of 2010, compared to a loss from operations of $0.6 million in the year-ago period. Adjusted income from operations was $36.1 million for the first half of 2010 (see Table 2). Factors contributing to the increase in adjusted income from operations were higher sales, increased capacity utilization and the continued success of our cost

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reduction program. Increased selling, general and administrative expenses partially offset these increases.
EBIT was $91.7 million in the first six months of 2010, compared to $2.2 million in the first six months of 2009. Adjusted EBIT for the first six months of 2010, as detailed in Table 2, was $37.1 million compared to Adjusted EBIT of $7.5 million in the first six months of 2009. Adjusted EBIT for North American Glass was $31.5 million during the first half of 2010, compared to Adjusted EBIT of $5.8 million in the first six months of 2009. The increase is the result of increased sales and increased operating activity in U.S. and Mexican operations. North American Other reported Adjusted EBIT for the first half of 2010 of $8.3 million, compared to $5.0 million in the year-ago period, the increase being primarily a result of ongoing cost reductions. The International segment reported an Adjusted EBIT loss of $2.7 million, compared to an Adjusted EBIT loss of $3.3 million in the first six months of 2009. This improvement was primarily related to increased sales.
Libbey reported that Adjusted EBITDA, as detailed in Table 3, was $58.1 million in the first six months of 2010, compared to Adjusted EBITDA of $29.1 million in the year-ago six-month period.
As a result of lower debt levels and the impact of the debt refinancing completed in February 2010, interest expense decreased $13.3 million compared to the first half of 2009.
The effective tax rate was 7.5 percent for the first six months of 2010, compared to 22.5 percent in the first half of 2009. The effective tax rate was influenced by valuation allowances, changes in the mix of earnings with differing statutory rates and changes in accruals related to uncertain tax positions.
Libbey reported net income of $65.0 million for the first six months of 2010, or earnings of $3.21 per diluted share, compared to a net loss of $25.2 million, or $1.70 per diluted share, in the first half of 2009. Excluding special items of $54.5 million, Libbey had net income of $10.4 million (see Table 2) and diluted earnings per share of $0.52 for the first half of 2010, compared to a net loss of $19.8 million, or diluted loss per share of $1.34 in the first half of 2009. The special items in the first six months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments. Also included was a write-down of certain after-processing equipment within the Company’s International segment.
Working Capital and Liquidity
As of June 30, 2010, working capital, defined as inventories and accounts receivable less accounts payable, was $190.2 million, compared to $182.6 million at June 30, 2009. Working capital as a percentage of net sales was 24.6 percent at June 30, 2010, compared to 24.3 percent at June 30, 2009.

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Adjusted free cash flow, as detailed in the attached Table 4, was $30.9 million for the second quarter of 2010, compared to $20.1 million in the second quarter of 2009. Adjusted free cash flow was $10.0 million in the first half of 2010, after adjusting for the payment of interest on the PIK notes, compared to a source of $29.6 million in the first six months of 2009.
Libbey reported that it had available capacity of $55.9 million under its Asset Backed Loan (ABL) credit facility as of June 30, 2010, with no loans currently outstanding. The Company also had cash on hand of $46.2 million at June 30, 2010.
Solid Improvement in North American Glass and International Segments
John F. Meier, chairman and chief executive officer said, “We were pleased with the solid sales improvements we saw in both the North American Glass and International segments in the second quarter. The higher sales, increased capacity utilization and the ongoing benefits of the cost reductions we have put in place resulted in a record Adjusted EBITDA of $37.3 million, which was a $12.1 million improvement in Adjusted EBITDA, when compared to the prior year second quarter.”
Webcast Information
Libbey will hold a conference call for investors on Thursday, July 29, 2010, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com or at http://phx.corporate-ir.net/phoenix.zhtml?c=64169&p=irol-irhome. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 30 days after the conclusion of the call.
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 15, 2010. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers from such statements, and that investors should not place undue reliance on such endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas,

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electricity, corrugated packaging, and other purchased materials; higher indebtedness related to the Crisa acquisition; higher interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company’s products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.
Libbey Inc.:
•	is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world;

•	is expanding its international presence with facilities in China, Mexico, the Netherlands and Portugal;

•	is the leading manufacturer of tabletop products for the U.S. foodservice industry; and

•	supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries.
Based in Toledo, Ohio, since 1888, Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio, as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is the leading producer of glass tableware in Mexico and Latin America. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary, located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry. In 2009, Libbey Inc.’s net sales totaled $748.6 million.

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LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended June 30,
	2010	2009
Net sales	$203,036	$195,826
Freight billed to customers	420	399

Total revenues	203,456	196,225
Cost of sales (1)	155,425	161,942

Gross profit	48,031	34,283
Selling, general and administrative expenses (1)	24,719	22,514
Special charges (1)	156	278

Income from operations	23,156	11,491
Other income (1)	1,656	2,758

Earnings before interest and income taxes	24,812	14,249
Interest expense	11,768	17,532

Income (loss) before income taxes	13,044	(3,283)
Provision for (benefit from) income taxes	3,477	(5,947)

Net income	$9,567	$2,664

Net income per share:
Basic	$0.59	$0.18

Diluted	$0.47	$0.18

Weighted average shares:
Outstanding	16,352	14,882

Diluted	20,441	15,151

(1)	Refer to Table 1 for Special Charges detail.

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per-share amounts)
(unaudited)

	Six Months Ended June 30,
	2010	2009
Net sales	$376,940	$353,679
Freight billed to customers	854	744

Total revenues	377,794	354,423
Cost of sales (1)	295,886	309,424

Gross profit	81,908	44,999
Selling, general and administrative expenses (1)	47,543	44,888
Special charges (1)	388	674

Income (loss) from operations	33,977	(563)
Gain on redemption of debt (1)	56,792	—
Other income (1)	893	2,721

Earnings before interest and income taxes	91,662	2,158
Interest expense	21,388	34,711

Income (loss) before income taxes	70,274	(32,553)
Provision for (benefit from) income taxes	5,297	(7,324)

Net income (loss)	$64,977	$(25,229)

Net income (loss) per share:
Basic	$3.98	$(1.70)

Diluted	$3.21	$(1.70)

Weighted average shares:
Outstanding	16,308	14,812

Diluted	20,245	14,812

(1)	Refer to Table 2 for Special Items detail.

LIBBEY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Cash & cash equivalents	$46,173	$55,089
Accounts receivable — net	92,782	82,424
Inventories — net	153,187	144,015
Other current assets	12,538	11,783

Total current assets	304,680	293,311

Pension asset	9,822	9,454

Goodwill and purchased intangibles — net	191,746	193,181

Property, plant and equipment — net	267,053	290,013

Other assets	20,871	8,854

Total assets	$794,172	$794,813

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Notes payable	$770	$672
Accounts payable	55,775	58,838
Accrued liabilities	78,541	69,763
Pension liability (current portion)	2,000	1,984
Nonpension postretirement benefits (current portion)	4,363	4,363
Other current liabilities	8,979	7,921
Long-term debt due within one year	9,873	9,843

Total current liabilities	160,301	153,384

Long-term debt	441,805	504,724
Pension liability	120,182	119,727
Nonpension postretirement benefits	65,428	64,780
Other liabilities	18,152	19,105

Total liabilities	805,868	861,720

Common stock, treasury stock, capital in excess of par value and warrants	257,127	254,161
Accumulated deficit	(141,631)	(205,344)
Accumulated other comprehensive loss	(127,192)	(115,724)

Total shareholders’ deficit	(11,696)	(66,907)

Total liabilities and shareholders’ deficit	$794,172	$794,813

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2010	2009
Operating activities:
Net income	$9,567	$2,664

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	10,568	10,518
Loss on asset disposals	185	23
Change in accounts receivable	(7,096)	(16,007)
Change in inventories	(3,896)	26,962
Change in accounts payable	5,078	2,156
Accrued interest and amortization of discounts, warrants and finance fees	10,585	(13,129)
Accrual of interest on PIK notes	—	11,916
Pension & nonpension postretirement benefits	(134)	194
Restructuring charges	2,827	(2,301)
Accrued liabilities & prepaid expenses	6,955	10,104
Accrued income taxes	3,405	(6,674)
Other operating activities	68	(1,720)

Net cash provided by operating activities	38,112	24,706

Investing activities:
Additions to property, plant and equipment	(7,231)	(4,610)
Proceeds from asset sales and other	—	21

Net cash used in investing activities	(7,231)	(4,589)

Financing activities:
Net (repayments) borrowings on ABL credit facility	—	(10,803)
Other repayments	(632)	(2,006)
Debt issuance costs and other	(1,455)	—

Net cash used in financing activities	(2,087)	(12,809)

Effect of exchange rate fluctuations on cash	(648)	311

Increase in cash	28,146	7,619

Cash at beginning of period	18,027	16,463

Cash at end of period	$46,173	$24,082

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2010	2009
Operating activities:
Net income (loss)	$64,977	$(25,229)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	20,954	22,246
Loss on asset disposals	265	32
Change in accounts receivable	(13,612)	(15,597)
Change in inventories	(14,800)	38,246
Change in accounts payable	837	113
Accrued interest and amortization of discounts, warrants and finance fees	15,791	1,551
Accrual of interest on PIK notes	—	11,916
Gain on redemption of PIK Notes	(70,193)	—
Payment of interest on PIK Notes	(29,400)	—
Call premium on floating rate notes	8,415	—
Write-off of bank fees & discounts on old ABL and floating rate notes	4,986	—
Pension & nonpension postretirement benefits	2,871	3,165
Restructuring charges	2,396	(751)
Accrued liabilities & prepaid expenses	(2,513)	12,784
Accrued income taxes	(239)	(8,637)
Other operating activities	1,212	(749)

Net cash (used in) provided by operating activities	(8,053)	39,090

Investing activities:
Additions to property, plant and equipment	(11,379)	(9,550)
Call premium on floating rate notes	(8,415)	—
Proceeds from asset sales and other	—	88

Net cash used in investing activities	(19,794)	(9,462)

Financing activities:
Net (repayments) borrowings on ABL credit facility	—	(16,689)
Other repayments	(91)	(2,123)
Other borrowings	215	—
Floating rate note payments	(306,000)	—
PIK Note payment	(51,031)	—
Proceeds from senior secured notes	392,328	—
Debt issuance costs and other	(15,488)	—

Net cash provided by (used in) financing activities	19,933	(18,812)

Effect of exchange rate fluctuations on cash	(1,002)	(38)

(Decrease) increase in cash	(8,916)	10,778

Cash at beginning of period	55,089	13,304

Cash at end of period	$46,173	$24,082

In accordance with the SEC’s Regulation G, tables 1, 2, 3 and 4 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey’s core business and trends. In addition, it is the basis on which Libbey’s management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors’ understanding of Libbey’s business and performance, these non-GAAP measures should not be considered an alternative to GAAP.
Table 1
Reconciliation of “As Reported” results to “As Adjusted” results — Quarter
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended June 30,
	2010			2009
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$203,036	$—	$203,036	$195,826	$—	$195,826
Freight billed to customers	420	—	420	399	—	399

Total revenues	203,456	—	203,456	196,225	—	196,225
Cost of sales	155,425	1,742	153,683	161,942	(2)	161,944

Gross profit	48,031	(1,742)	49,773	34,283	2	34,281
Selling, general and administrative expenses	24,719	—	24,719	22,514	200	22,314
Special charges	156	156	—	278	278	—

Income from operations	23,156	(1,898)	25,054	11,491	(476)	11,967
Other income	1,656	—	1,656	2,758	43	2,715

Earnings before interest and income taxes	24,812	(1,898)	26,710	14,249	(433)	14,682
Interest expense	11,768	—	11,768	17,532	—	17,532

Income (loss) before income taxes	13,044	(1,898)	14,942	(3,283)	(433)	(2,850)
Provision for (benefit from) income taxes	3,477	—	3,477	(5,947)	—	(5,947)

Net income	$9,567	$(1,898)	$11,465	$2,664	$(433)	$3,097

Net income per share:
Basic	$0.59	$(0.12)	$0.70	$0.18	$(0.03)	$0.21

Diluted	$0.47	$(0.09)	$0.56	$0.18	$(0.03)	$0.20

Weighted average shares:
Outstanding	16,352			14,882

Diluted	20,441			15,151

	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
			Total	Pension		Total
	Restructuring		Special	Settlement	Restructuring	Special
Special Items Detail-(income) expense:	Charges(1)	Other(2)	Items	Charge(3)	Charges(1)	Items
Cost of sales	$—	$1,742	$1,742	$—	$(2)	$(2)
SG&A	—	—	—	200	—	200
Special charges	156	—	156	—	278	278
Other expense	—	—	—	—	(43)	(43)

Total Special Items	$156	$1,742	$1,898	$200	$233	$433

(1)	Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility and our Mira Loma, California, distribution center.

(2)	Other includes a write down of certain after-processing equipment within our International segment and other items.

(3)	The pension settlement charges were triggered by excess lump sum distributions taken by employees, which required us to record unrecognized gains and losses in our pension plan accounts.

Table 2
Reconciliation of “As Reported” results to “As Adjusted” results — Six Months
(Dollars in thousands, except per-share amounts)
(unaudited)

	Six Months Ended June 30,
	2010			2009
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$376,940	$—	$376,940	$353,679	$—	$353,679
Freight billed to customers	854	—	854	744	—	744

Total revenues	377,794	—	377,794	354,423	—	354,423
Cost of sales	295,886	1,742	294,144	309,424	1,821	307,603

Gross profit	81,908	(1,742)	83,650	44,999	(1,821)	46,820
Selling, general and administrative expenses	47,543	—	47,543	44,888	2,700	42,188
Special charges	388	388	—	674	674	—

Income (loss) from operations	33,977	(2,130)	36,107	(563)	(5,195)	4,632
Gain on redemption of debt	56,792	56,792	—	—	—	—
Other income	893	(130)	1,023	2,721	(186)	2,907

Earnings before interest and income taxes	91,662	54,532	37,130	2,158	(5,381)	7,539
Interest expense	21,388	—	21,388	34,711	—	34,711

Income (loss) before income taxes	70,274	54,532	15,742	(32,553)	(5,381)	(27,172)
Provision for (benefit from) income taxes	5,297	—	5,297	(7,324)	—	(7,324)

Net income (loss)	$64,977	$54,532	$10,445	$(25,229)	$(5,381)	$(19,848)

Net income (loss) per share:
Basic	$3.98	$3.34	$0.64	$(1.70)	$(0.36)	$(1.34)

Diluted	$3.21	$2.69	$0.52	$(1.70)	$(0.36)	$(1.34)

Weighted average shares:
Outstanding	16,308			14,812

Diluted	20,245			14,812

	Six Months Ended June 30, 2010					Six Months Ended June 30, 2009
	Gain on				Total	Pension		Total
	PIK	Restructuring	Finance		Special	Settlement	Restructuring	Special
Special Items Detail-(income) expense:	Notes(1)	Charges(2)	Fees(3)	Other(4)	Items	Charge(5)	Charges(2)	Items
Cost of sales	$—	$—	$—	$1,742	$1,742	$—	$1,821	$1,821
SG&A	—	—	—	—	—	2,700	—	2,700
Special charges	—	388	—	—	388	—	674	674
Gain on redemption of debt	(70,193)	—	13,401	—	(56,792)	—	—	—
Other expense	—	130	—	—	130	—	186	186

Total Special Items	$(70,193)	$518	$13,401	$1,742	$(54,532)	$2,700	$2,681	$5,381

(1)	Gain on PIK Notes is the difference between the carrying value and the face value of the PIK Notes when we redeemed them in February 2010.

(2)	Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility and our Mira Loma, California, distribution center.

(3)	Finance fees include the write-off of unamortized finance fees and discounts on the floating rate senior notes, unamortized finance fees on the refinanced credit facility and call premium payments.

(4)	Other includes a write down of certain after-processing equipment within our International segment and other items.

(5)	The pension settlement charges were triggered by excess lump sum distributions taken by employees, which required us to record unrecognized gains and losses in our pension plan accounts.

Table 3
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended June 30,		Six Months ended June 30,
	2010	2009	2010	2009
Reported net income (loss)	$9,567	$2,664	$64,977	$(25,229)

Add:
Interest expense	11,768	17,532	21,388	34,711
Provision for (benefit from) income taxes	3,477	(5,947)	5,297	(7,324)
Depreciation and amortization	10,568	10,518	20,954	22,246

EBITDA	35,380	24,767	112,616	24,404

Add:
Special Items before interest and taxes	1,898	433	(54,532)	5,381
Less: Depreciation expense included in Special Items and also in Depreciation and Amortization above	—	—	—	(705)

Adjusted EBITDA	$37,278	$25,200	$58,084	$29,080

Table 4
Reconciliation of Net Cash provided by (used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow
(Dollars in thousands)

	Three Months Ended June 30,		Six Months ended June 30,
	2010	2009	2010	2009
Net cash provided by (used in) operating activities	$38,112	$24,706	$(8,053)	$39,090
Capital expenditures	(7,231)	(4,610)	(11,379)	(9,550)
Proceeds from asset sales and other	—	21	—	88

Free Cash Flow	30,881	20,117	(19,432)	29,628

Payment of cash interest on PIK Notes	—	—	29,400	—

Adjusted Free Cash Flow	$30,881	$20,117	$9,968	$29,628

Table 5
Summary Business Segment information
(Dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Net Sales:
North American Glass	$146,415	$137,744	$266,982	$246,487
North American Other	23,158	24,341	42,720	45,718
International	36,870	34,533	73,136	63,384
Eliminations	(3,407)	(792)	(5,898)	(1,910)

Consolidated Net Sales	$203,036	$195,826	$376,940	$353,679

Adjusted Earnings before Interest & Taxes (EBIT):
North American Glass	$23,506	$11,930	$31,533	$5,807
North American Other	4,745	3,691	8,256	5,017
International	(1,541)	(939)	(2,659)	(3,285)

Consolidated Adjusted EBIT	$26,710	$14,682	$37,130	$7,539

Adjusted Depreciation & Amortization: (1)
North American Glass	$6,169	$6,336	$12,282	$12,783
North American Other	192	243	386	881
International	4,207	3,939	8,286	7,877

Consolidated Adjusted Depreciation & Amortization	$10,568	$10,518	$20,954	$21,541

(1) Adjusted Depreciation & Amortization for YTD 2009 excludes $705 of depreciation expense that is included in Special Items below.

Special Items:
North American Glass	$(945)	$172	$(57,708)	$2,674
North American Other	156	261	489	2,707
International	2,687	—	2,687	—

Consolidated Special Items	$1,898	$433	$(54,532)	$5,381

Reconciliation of Adjusted EBIT to Net Income (Loss):
Segment Adjusted EBIT	$26,710	$14,682	$37,130	$7,539
Special Items before interest and taxes	(1,898)	(433)	54,532	(5,381)
Interest Expense	(11,768)	(17,532)	(21,388)	(34,711)
Income Taxes	(3,477)	5,947	(5,297)	7,324

Net Income (Loss)	$9,567	$2,664	$64,977	$(25,229)

Note:
North American Glass—includes sales of glass tableware from subsidiaries throughout the United States, Canada and Mexico.
North American Other—includes sales of ceramic dinnerware, metal tableware, holloware and serveware and plastic items.
International—includes worldwide sales of glass tableware from subsidiaries outside the United States, Canada and Mexico.